Exhibit 10.15

Stock Subscription Agreement

(Jonas Investor)

This Stock Subscription Agreement, dated as of the Effective Date, between CDRF Topco, Inc., a Delaware corporation (the “Company”), and JVC Management LLC (the “Jonas Investor”). The meaning of each capitalized term not otherwise defined in the body of this Agreement may be found in Section 8.

The Company and the Jonas Investor hereby agree as follows:

Section 1. Acquisition of Common Stock

(a) In General. Pursuant to the Rollover Agreement to which the Jonas Investor is a party, the Jonas Investor is acquiring, on the date hereof, the aggregate number of shares of Common Stock set forth on the signature page hereof (the “Shares”). As of the Effective Date, the Shares shall be registered in the name of the Jonas Investor. The Shares shall be certificated, and until such time as the restrictions on transferability set forth in this Agreement terminate, any certificates relating to the Shares shall be held by the Secretary of the Company or his or her designee on behalf of the Jonas Investor; provided, that the Secretary of the Company or his or her designee shall provide the Jonas Investor with a photo-static copy of the front and back side of each Share certificate.

Section 2. Jonas Investor’s Representations and Warranties

(a) Access to Information, Etc. The Jonas Investor represents, warrants and covenants as follows:

(i) the Jonas Investor has carefully reviewed the Rollover Agreement, this Agreement, and any materials furnished to the Jonas Investor in connection with the acquisition of shares of Common Stock pursuant to this Agreement;

(ii) the Jonas Investor has had an adequate opportunity to consider whether or not to acquire any of the Common Stock offered to the Jonas Investor, and to discuss such acquisition with the Jonas Investor’s legal, tax and financial advisors;

(iii) the Jonas Investor understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares;

(iv) the Jonas Investor has a good understanding of the English language;

(v) the Jonas Investor is a resident of the jurisdiction indicated as its address set forth on the signature page of this Agreement; and

(vi) the Jonas Investor is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(b) Ability to Bear Risk. The Jonas Investor represents and warrants as follows:

(i) the Jonas Investor understands that the transfer restrictions that apply to the Shares may effectively preclude the transfer of any of the Shares prior to a Public Offering;

(ii) the financial situation of the Jonas Investor is such that the Jonas Investor can afford to bear the economic risk of holding the Shares for an indefinite period; and

(iii) the Jonas Investor can afford to suffer the complete loss of its investment in the Shares.

(c) Voluntary Acquisition. The Jonas Investor represents and warrants that the Jonas Investor is acquiring the Shares voluntarily.

(d) Investment Intention. The Jonas Investor represents and warrants that the Jonas Investor is acquiring the Shares solely for its own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Shares.

(e) Securities Law Matters. The Jonas Investor acknowledges and represents and warrants that the Jonas Investor understands that:

(i) the Shares have not been registered under the Securities Act or any state or non-United States securities or “blue sky” laws;

(ii) it is not anticipated that there will be any public market for the Shares;

(iii) the Shares must be held indefinitely and the Jonas Investor must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under applicable securities and other laws or an exemption from registration is available;

(iv) the Company is under no obligation to register the Shares or to make an exemption from registration available; and

(v) until such time as the restrictions on transferability set forth in this Agreement terminate, a restrictive legend shall be placed on any certificates representing the Shares that makes clear that the Shares are subject to such restrictions and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the Shares are subject to such restrictions.

Section 3. Restriction on Transfer of Shares

(a) In General. Prior to a Public Offering, the Jonas Investor shall not Transfer any of the Shares other than (i) upon the death of David N. Jonas by will or by the laws of descent and distribution, (ii) pursuant to Section 3(c), (iii) pursuant to Section 5 or Section 6 or (iv) with the Company’s consent. Shares may only be Transferred in a manner that complies with all applicable securities laws and, if the Company so requests, prior to any attempted Transfer the Jonas Investor shall provide to the Company at the Jonas Investor’s expense such information relating to the compliance of such proposed Transfer with the terms of this Agreement and applicable securities laws as the Company shall reasonably request, which may include an opinion in form and substance reasonably satisfactory to the Company of counsel regarding such securities law or other matters as the Company shall request (such counsel to be reasonably satisfactory to the Company). In the event that there occurs a Transfer of the Jonas Investor’s Shares by will or by the laws of descent and distribution, or with the Company’s consent, each transferee shall enter into a Subscription Agreement governing the Shares Transferred to him, her or it that contains transfer and other restrictions on such Shares reasonably equivalent to those contained herein. The transfer of equity interests in the Jonas Investor by David N. Jonas shall be made only pursuant to clause (i), (ii) or (iv) of the first sentence of this Section 3(a).

(b) No Transfer That Would Result In Registration Requirements. Prior to a Public Offering, the Shares may not be Transferred if such Transfer would result in the Company becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or other similar provision of non-U.S. law) or would increase the risk that the Company would be subject to such reporting requirements as determined by the Company in its sole and absolute discretion. Any purported Transfer in violation of this Section 3(b) shall be void ab initio.

(c) Permitted Transfers. The Shares may be Transferred to one or more trusts, corporations, partnerships or limited liability companies or other business or investment entities established by the Jonas Investor for the benefit of, or the equity interests in which are owned exclusively by, the

Jonas Investor or the immediate family of David N. Jonas (i.e. Mr. Jonas’s spouse, parents and lineal descendants (including step-children or adopted children) for estate-planning purposes (each a “Permitted Transferee”). Upon a Transfer to a Permitted Transferee, and upon any subsequent Transfer, the Shares so Transferred, shall remain subject to all provisions of this Agreement, including, but not limited to, all the rights and obligations pursuant to Section 3 through Section 7, and as a condition to such Transfer each Permitted Transferee shall execute a counterpart of and become a party to this Agreement (or to a subscription agreement substantially in the form of this Agreement). Ten days prior to such Transfer, the Jonas Investor shall give notice to the Company in writing about such proposed Transfer and the actions taken or to be taken in compliance with the foregoing sentence.

(d) Expiration Upon a Public Offering. The provisions of this Section 3 shall terminate upon the consummation of a Public Offering.

Section 4. Representations and Warranties.

(a) Company Representations and Warranties.

(i) Same Class of Shares. The Company represents and warrants to the Jonas Investor that the Shares being acquired by the Jonas Investor pursuant to this Agreement are the same class of shares and contain the same rights and restrictions as the Common Stock being acquired by the Investors, other than rights and restrictions imposed by applicable law or this Agreement.

(ii) Same Purchase Price. The Company represents and warrants to the Jonas Investor that the per share purchase price being paid by the Jonas Investor for the Shares is the same per share purchase price the Investor is paying for its Common Stock.

(b) Jonas Investor Representations and Warranties. The Jonas Investor represents and warrants to the Company that, as of the Effective Date, all of the equity securities (vote and value) of the Jonas Investor are owned by David N. Jonas or his Permitted Transferees.

Section 5. “Tag-Along” Rights

(a) Sale Notice. At least 30 days before any of the Investors (whether acting alone or jointly with one or more of the other Investors) consummates a sale or Transfer (including, without limitation, by way of stock sale, merger, consolidation or otherwise) of all or any portion of the Common Stock collectively owned by the Investors as of the Effective Date to a Third-Party Buyer, the Company will deliver a written notice (the “Sale Notice”) to the Jonas Investor. The Sale Notice will disclose the material terms and conditions of the proposed sale or transfer, including the number of shares of Common Stock that the prospective transferee is willing to purchase, the proposed purchase price per share and the intended consummation date of such sale.

(b) Right to Participate. The Jonas Investor may elect to participate in the sale or other Transfer described in the Sale Notice by giving written notice to the applicable Investors and the Company within 15 days after the Company has given the related Sale Notice to the Jonas Investor. If the Jonas Investor elects to participate, the Jonas Investor will be entitled to sell in the contemplated transaction, at the same price and on the same terms and conditions as set forth in the Sale Notice, an amount of Shares equal to the product of (i) the quotient determined by dividing (A) the percentage of the Company’s then outstanding Common Stock represented by the Shares then held by the Jonas Investor by (B) the aggregate percentage of the Company’s then outstanding Common Stock represented by the Common Stock then held by the Investor(s) participating in the sale or other Transfer described in the Sale Notice and all holders of Common Stock electing to participate in such sale, and (ii) the number of shares of Common Stock the prospective transferee has agreed to purchase in the contemplated transaction. Notwithstanding anything to the contrary in any Sale Notice, (i) the Jonas Investor shall agree to make customary representations, and shall agree to customary covenants, indemnities and agreements, so long as they are made severally and not jointly; (ii) any general indemnity given by any Investor, applicable to liabilities not specific to such Investor, to the transferee in connection with such sale shall be apportioned among the Jonas Investor and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of its Shares to be sold or Transferred, (iii) any indemnity given by the Jonas Investor shall not exceed the limitations upon indemnity applicable to any Investor, and (iv) any representation relating specifically to a Person and/or his, her or its ownership of the Shares to be sold or Transferred shall be made only by such Person. The fees and expenses incurred in connection with such sale or Transfer and for the benefit of all Persons participating in such sale or Transfer (it being understood that costs incurred by or on behalf of a Person for his, her or its sole benefit will not be considered to be for the benefit of all Persons participating in such sale or Transfer), to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Jonas Investor and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of its Shares to be sold or Transferred; provided that no such Person shall be obligated to make any out-of-pocket expenditure in respect of such fees or expenses prior to the consummation of such sale or Transfer (excluding de minimis expenditures).

(c) The Investors are Third-Party Obligors; Remedies. Each Investor (being an Affiliate of the Company) acknowledges and agrees that it is an intended third-party obligor of this Section 5, as if such Investor were a party to this Agreement directly. Following a breach or a threatened breach by the Company or any Investor of the provisions of this Section 5, the Jonas Investor may obtain an injunction granting it specific performance of the Company’s and the Investor’s obligations under this Section 5. Whether or not the Jonas Investor obtains such an injunction, and upon the consummation of the transaction with respect to which the Jonas Investor has elected to participate and following such a breach or threatened breach by the Investors or the Company, the Jonas Investor shall have the option to sell to the Investors the number of the Jonas Investor’s Shares that is in excess of the Shares as to which an election has been made with respect to the applicable transaction over the Shares actually sold by the Jonas Investor in such transaction, and at a purchase price per share that is equal to the per share consideration payable pursuant to the Sale Notice. The preceding sentence shall not limit the Jonas Investor’s rights to recover damages (or the amount thereof) from the Company or any Investor for breach of this Section 5.

(d) Expiration Upon a Public Offering. The provisions of this Section 5 shall terminate upon the consummation of a Public Offering.

Section 6. “Drag-Along” Rights

(a) Drag-Along Notice. If any of the Investors (whether acting alone or jointly with one or more of the other Investors) intends to sell or otherwise Transfer, or enter into an agreement to sell or otherwise Transfer, for cash or other consideration (including, without limitation, by way of stock sale, merger, consolidation or otherwise), more than 50.01% of the Common Stock collectively owned by the Investors as of the Effective Date to a Third-Party Buyer and the applicable Investor(s) elects to exercise its rights under this Section 6, the Company shall deliver written notice (a “Drag-Along Notice”) to the Jonas Investor, which notice shall state (i) that the Investor(s) wishes to exercise its rights under this Section 6 with respect to such sale, (ii) the name and address of the Third-Party Buyer, (iii) the per share amount and form of consideration the applicable Investor(s) proposes to receive for its Common Stock, (iv) the material terms and conditions of payment of such consideration and all other material terms and conditions of such sale, and (v) the anticipated time and place of the closing of the purchase and sale (a “Drag-Along Closing”).

(b) Conditions to Drag-Along. Upon delivery of a Drag-Along Notice, the Jonas Investor shall have the obligation to sell and transfer to the Third-Party Buyer at the Drag-Along Closing the percentage of the Jonas Investor’s Shares equal to the percentage of the Common Stock owned by the Investor(s) that are to be sold to the Third-Party Buyer (the “Applicable Percentage”) on the same terms as the applicable Investor(s), but only if such Investor(s) sells and transfers the Applicable Percentage of the Investor’s Common Stock to the Third-Party Buyer at the Drag-Along Closing. Notwithstanding anything to the contrary in any Drag-Along Notice, (i) the Jonas Investor shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the other Persons participating in such sale or Transfer so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each such Person in respect of its Shares to be sold or Transferred; (ii) any general indemnity given by any Person, applicable to liabilities not specific to such Person, to the purchaser in connection with such sale shall be apportioned among the Jonas Investor and all other Persons participating in such sale or Transfer according to the consideration received by each such Person and shall not exceed such Person’s net proceeds from the sale; and (iii) any representation relating specifically to a Person shall be made only by that Person and any indemnity given with respect to such representation shall be given only by such Person and not in an amount exceeding the amount of the net proceeds received by such Person in such sale or Transfer. All fees and expenses related to any such sale or Transfer, including the fees of any such investment banking firm but not including the fees of counsel for any individual Person, shall be paid by the Company or to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Jonas Investor and all other Persons participating in such sale or Transfer on a pro rata basis (it being understood that such reimbursement will not include costs incurred by or on behalf of a Person for his, her or its sole benefit), based on the consideration to be received by each such Person in respect of his, her or its Shares to be sold or Transferred; provided that no such Person shall be obligated to make any out-of-pocket expenditure prior to the consummation of such sale or Transfer (excluding de minimis expenditures).

(c) Power of Attorney, Custodian, Etc. By entering into this Agreement and purchasing the Shares, the Jonas Investor hereby appoints the applicable Investor(s) and any Affiliates of such Investor(s) so designated by the Investor(s) the Jonas Investor’s true and lawful attorney-in-fact and custodian, with full power of substitution (the “Custodian”), for the limited purpose of authorizing the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the Jonas Investor’s Shares to the Third-Party Buyer pursuant to the provisions of this Section 6, upon receipt of the purchase price therefor at the Drag-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers (including waivers of dissenters or appraisal rights that the Jonas Investor may hold with respect to such sale or transfer), modifications or supplements to the terms of the sale (provided that the applicable Investor also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its Common Stock on the same terms as so amended, waived, modified or supplemented) and instructs the Secretary of the Company (or other person holding any certificates for the Shares) to deliver to the Custodian any certificates representing the Applicable Percentage of the Jonas Investor’s Shares, together with all necessary duly-executed stock powers. If so requested by the applicable Investor(s) or the Company, the Jonas Investor will confirm the preceding sentence in writing in form and substance reasonably satisfactory to such Investor promptly upon receipt of a Drag-Along Notice (and in any event no later than 10 days after receipt of the Drag-Along Notice). Promptly after the Drag-Along Closing, the Custodian shall give notice thereof to the Jonas Investor and shall remit to the Jonas Investor the net proceeds of such sale (reduced by any amount required to be held in escrow pursuant to the terms of the purchase and sale agreement and any other expenses).

(d) The Investors are Third-Party Beneficiaries; Remedies. The Jonas Investor acknowledges and agrees that any of the Investors that takes action pursuant to this Section 6 is an intended third-party beneficiary of this Section 6, as if such Investor were a party to this Agreement directly. Following a breach or a threatened breach by the Jonas Investor of the provisions of this Section 6, the applicable Investor may obtain an injunction granting it specific performance of the Jonas Investor’s obligations under this Section 6. Whether or not the applicable Investor obtains such an injunction, and prior to (but conditioned on), upon or following the consummation of the transaction with respect to which the Drag-Along Notice relates, following such a breach or threatened breach by the Jonas Investor the Company shall have the option to purchase the number of the Jonas Investor’s Shares that is otherwise subject to this Section 6 with respect to the applicable transaction at a purchase price per Share equal to the per share consideration payable pursuant to the Drag-Along Offer. The preceding sentence shall not limit the Company’s or the Investors’ rights to recover damages (or the amount thereof) from the Jonas Investor.

(e) Expiration on a Public Offering. The provisions of this Section 6 shall terminate and cease to have further effect upon the consummation of a Public Offering; provided that such termination shall not affect any right to receive or seek damages or purchase Shares pursuant to Section 6(d).

Section 7. Additional Agreements with respect to the Shares.

(a) Holdback Agreements. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Jonas Investor shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Jonas Investor shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives).

(b) Piggyback Registration Rights. If and when the Company and any of the Investors enter into a registration rights agreement that provides one or more of the Investors with the right to require the Company to register for sale under the securities laws shares of Common Stock owned by the Investors, the Jonas Investor shall be entitled to customary “piggyback” registration rights with respect to the Shares and related obligations, subject to customary underwriter cutbacks contained therein.

(c) Preemptive Rights. The Jonas Investor and the Investors shall have the rights set forth on Exhibit A of this Agreement in respect of “Issuances” of “Equity Securities” following the Effective Date.

(d) No Discriminatory Adverse Modifications to the Articles or By-Laws. So long as the Jonas Investor owns, directly or indirectly, any of the Shares, the Company shall not adopt or otherwise effect an amendment or waiver of any provision of the Company’s Certificate of Incorporation or

By-Laws that (i) adversely affects the Jonas Investor on a discriminatory basis or (ii) substantially and adversely affects the rights, preferences, privileges or powers of the Shares or the rights of the Jonas Investor under this Stock Subscription Agreement but not the rights of other shareholders of the Company generally.

(e) Board Representative. Effective as of the Effective Date, David N. Jonas will be appointed as a non-employee member of the Board. The continued service of David N. Jonas as a member of the Board will be subject to the mutual agreement of David N. Jonas and the Investors and the applicable provisions of the Company’s Certificate of Incorporation and By-Laws.

Section 8. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that a director, member of management or other employee of the Company or any Subsidiary shall not be deemed to be an Affiliate of any of the Investors. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Agreement” means this Jonas Investor Stock Subscription Agreement, as amended from time to time in accordance with the terms hereof.

“Applicable Percentage” has the meaning given in Section 6(b).

“Board” means the Board of Directors of the Company.

“Common Stock” means the common stock, par value U.S. $0.01 per share, of the Company and, if applicable, any securities which may be issued after the Effective Date in respect of, or in exchange for, the shares of Common Stock.

“Company” means CDRF Topco, Inc., a Delaware corporation.

“Custodian” has the meaning given in Section 6(c).

“Drag-Along Closing” has the meaning given in Section 6(a).

“Drag-Along Notice” has the meaning given in Section 6(a).

“Effective Date” means the “Closing Date” (as defined in the Rollover Agreement).

“Investor” means any of Clayton, Dubilier & Rice Fund IX, L.P.; CD&R Advisor Fund IX, L.P.; and CD&R Forest Holdings. L.P.

“Jonas Investor” means the purchaser of the Shares whose name is set forth on the signature page of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

“Permitted Transferee” has the meaning given in Section 3(c).

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Public Offering” means the first day as of which (i) there has occurred an initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act with aggregate gross cash proceeds (without regard to any underwriting discount or commission) of at least $100,000,000 (whether to the Company, its stockholders, or both), or (ii) the Board has determined that shares of the Common Stock otherwise have become publicly-traded for this purpose.

“Rollover Agreement” means the Exchange Agreement to which the Company and the Jonas Investor are parties.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereto).

“Sale Notice” has the meaning given in Section 5(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning given in Section 1(a), and for purposes of Section 3, Section 5, Section 6 and Section 7, it also includes Common Stock delivered as dividends in respect of the Shares.

“Subsidiary” means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Third-Party Buyer” means any Person other than (i) the Company or any of the Subsidiaries, (ii) any employee benefit plan of the Company or any of the Subsidiaries, (iii) any of the Investors, and (iv) any Affiliates of any of the foregoing.

“Transfer” means any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction).

Section 9. Miscellaneous

(a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, any of the Investors or the Jonas Investor, as the case may be, at the following addresses or to such other address as the Company, the Investors or the Jonas Investor, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it at:

CDRF Topco, Inc.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Fax: (212) 407-5252

with copies (which shall not constitute notice) to the Persons listed in clause (iv) below).

(ii) if to the Jonas Investor, to it at:

JVC Management LLC

1059 Elm Ridge Drive

Glencoe, Illinois 60022

Attention: David N. Jonas

Fax: (847) 242-9161

(iii) if to any Investor, to the Persons listed in clause (iv) below:

(iv) Copies of any notice or other communication given under this Agreement shall also be given to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Fax: (212) 407-5252

with copies (each of which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin A Rinker, Esq.

Fax: (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as otherwise provided herein with respect to the Investors, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver; Amendment.

(i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver by the Company of the provisions of Section 3 through and including

Section 7 or this Section 9(c) must be consented to in writing by the Investors and the Jonas Investor. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Jonas Investor and the Company; provided, further, that any amendment adversely affecting the rights of the Investors hereunder must be consented to by the Investors.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Jonas Investor without the prior written consent of the other parties, provided that any Investor may assign from time to time all or any portion of its rights under this Agreement, to one or more of its Affiliates.

(e) Applicable Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto, and all actions or proceedings arising out of or relating to this Agreement, of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan within the State of New York in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum or lack of personal jurisdiction in respect of such dispute. Each of the parties hereto agrees that a judgment rendered in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(f) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 9(f).

(g) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(i) Freedom of Action. No provision of this Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any corporate action (such as acquisitions, dispositions, entry into new lines of business and the incurrence of indebtedness) that it deems appropriate or in its best interest (as determined in its sole and absolute discretion).

(j) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Jonas Investor have executed this Agreement as of the Effective Date.

CDRF TOPCO, INC.

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

JVC MANAGEMENT LLC:

By:	/s/ David N. Jonas
Name: David N. Jonas

Address of the Jonas Investor:

1059 Elm Ridge Drive
Glencoe, Illinois 60022
Attention: David N. Jonas

Total Number of

shares of Common Stock

Acquired:                                     34,000

Exhibit A

Preemptive Rights of the Jonas Investor

Following the Effective Time and prior to the earlier of (x) a Public Offering or (y) a Change in Control, the Company shall not Issue, or cause or allow any of the Subsidiaries to Issue, any Equity Securities except in accordance with the following procedures:

(a) The Company shall deliver to the Jonas Investor and the Investors a written notice (a “Preemptive Offer Notice”) which shall (i) state the intention of the Company or any of the Subsidiaries to Issue Equity Securities to one or more Persons, the amount and type of Equity Securities to be Issued (the “Issuance Stock”), the purchase price therefor and a summary of the other material terms and conditions of the proposed Issuance, including the name of the proposed purchaser and the proposed Issuance date, and (ii) offer the Jonas Investor and the Investors the option to acquire each of their Preemptive Percentage of the Issuance Stock (the “Preemptive Offer”). Such notice shall also be accompanied by any written offer from the prospective purchaser to purchase such Issuance Stock. The Preemptive Offer shall remain open and irrevocable for the periods set forth below (and, subject to the final sentence of paragraph (d), to the extent the Preemptive Offer is accepted during such periods, until the consummation of the Issuance contemplated by the Preemptive Offer).

(b) The Jonas Investor and the Investors shall have the right and option, for a period of fifteen (15) days after delivery of the Preemptive Offer Notice (the “Preemptive Acceptance Period”), to elect to purchase all or any portion of its Preemptive Percentage of the Issuance Stock at the purchase price and on the terms stated in the Preemptive Offer Notice. Such acceptance shall be made by the Jonas Investor or the Investors by delivering a written notice (the “Acceptance Notice”) to the Company within the Preemptive Acceptance Period specifying the maximum number of shares of the Issuance Stock the Jonas Investor and the Investors will purchase (the “Accepted Shares”). If the Jonas Investor does not exercise its preemptive rights under this Exhibit A or elects to exercise such rights with respect to less than its Preemptive Percentage of the Issuance Stock (the difference between the Jonas Investor’s Preemptive Percentage of the Issuance Stock and the number of shares for which the Jonas Investor exercises its preemptive rights under this Exhibit A, the “Excess Shares”), any of the Investors shall be entitled to purchase from the Company the Excess Shares and such purchase shall not be an Issuance for purposes of this Exhibit A.

(c) If effective acceptance shall not be received with respect to all of the Issuance Stock offered pursuant to the Preemptive Offer Notice, then the Company or the Subsidiary, as applicable, may Issue all or any portion of such Issuance Stock so offered and not so accepted, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Preemptive Offer Notice at any time within one hundred twenty (120) days after the expiration of the Preemptive Acceptance Period (the “Issuance Period”). In the event that all of the Issuance Stock is not so Issued by the Company during the Issuance Period, the right of the Company or the Subsidiary, as applicable, to Issue such unsold Issuance Stock shall expire and the obligations of this Exhibit A shall be reinstated and such securities shall not be offered unless first reoffered to the Jonas Investor and the Investors in accordance with this Exhibit A.

(d) All sales of Issuance Stock to the Jonas Investor and the Investors subject to any Preemptive Offer Notice shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory business day within fifteen (15) days after the expiration of the Preemptive Acceptance Period or (ii) the fifth (5th) business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or receipt of other regulatory approvals applicable to such issuance, or at such other later time and/or place as the Company may otherwise determine. All of the Issuance Stock purchased by the Jonas Investor shall be deemed to be “Shares” for purposes of the substantive provisions of this Agreement. Notwithstanding the first sentence of this paragraph (d), in the event that the Company determines reasonably and in good faith that it is impractical under the circumstances to delay the closing of the Issuance until after the conclusion of the Preemptive Acceptance Period, the Company may effect the closing of the Issuance prior to the conclusion of the Preemptive Acceptance Period; in which event the Jonas Investor’s right to purchase shares under this Exhibit A, and the terms and conditions of such purchase, shall be determined by reference to the terms and conditions of the actual Issuance, including the amount and type of the Issuance Stock actually Issued.

(e) The requirements of this Exhibit A shall not apply to the issuance of any Equity Securities (i) by any Subsidiary to the Company or to any other Subsidiary, (ii) as compensation to any employee or director of the Company or any direct or indirect subsidiary of the Company in his or her capacity as such, including pursuant to a Rollover Agreement, (iii) upon the exercise or conversion of any Common Stock Equivalents, including upon the exercise of a Converted Holdings Option, (iv) paid as a dividend or distribution or any subdivision or combination of securities approved by the Board, (v) as consideration for any bona-fide arms’ length acquisition, merger, business combination or joint venture or other commercial transaction approved by the Board, (vi) in connection with any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument or (vii) in connection with an IPO.

(f) For purposes of this Exhibit A, the following terms shall have the following meanings:

“Issue” (and corollary terms) means to issue or in any other way directly or indirectly sell or exchange, or agree to issue, sell or exchange, any Equity Security or any legal or beneficial interest therein.

“Change in Control” has the same meaning as is given under the Company’s Stock Incentive Plan as in effect on the Effective Date.

“Common Stock Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Stock or other equity securities of the Company (including, any note or debt security convertible into or exchangeable for Common Stock or other equity securities of the Company).

“Equity Securities” means any capital stock or other equity security of the Company, including Common Stock and any Common Stock Equivalents.

“Preemptive Percentage” means, with respect to any Issuance, the quotient (expressed as a percentage) obtained by dividing (i) the number of Equity Securities owned by (x) the Jonas Investor on the date of the Preemptive Offer (in determining the Jonas Investor’s Preemptive Percentage) or (y) the Investor on the date of the Preemptive Offer (in determining the Investors’ Preemptive Percentage), by (ii) the total number of Equity Securities owned by the Jonas Investor, the Investors and all other holders of capital stock or other equity security of the Company with preemptive rights, in each case on the date of the Preemptive Offer.

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